Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 85	Trade Date: 2/23/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 2/26/2004

The date of this Pricing Supplement is February 23, 2004

CUSIP or Common Code:	41013ML24	41013ML32	41013ML40	41013ML57	41013ML65

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,080,206.25	$845,184.00	$326,700.00	$1,569,712.00	$2,494,580.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	2/15/2007	2/15/2008	2/15/2009	2/15/2012	2/15/2012

Stated Annual Interest Rate:	2.350%	2.850%	3.250%	Step: 2.800% through 2/14/2006, and 5.500% thereafter (unless called)	4.100%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly

First Payment Date:	3/15/2004	3/15/2004	3/15/2004	3/15/2004	3/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	2/15/2006 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders—Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 85	Trade Date: 2/23/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 2/26/2004

The date of this Pricing Supplement is February 23, 2004

CUSIP or Common Code:	41013ML73	41013ML81	41013ML99	41013MM23

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$310,275.00	$4,211,977.50	$1,164,240.00	$4,191,525.00

Discounts and Commissions:	1.500%	1.750%	2.000%	2.500%

Reallowance:	0.200%	0.275%	0.350%	0.350%

Dealer:	98.800%	98.600%	98.350%	97.850%

Maturity Date:	2/15/2014	2/15/2016	2/15/2019	2/15/2024

Stated Annual Interest Rate:	4.500%	5.000%	5.250%	5.450%

Interest Payment Frequency:	Semi	Semi	Semi	Semi

First Payment Date:	8/15/2004	8/15/2004	8/15/2004	8/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	8/15/2006 Callable one time only at 100% on call date above with 30 days notice.	2/15/2007 Callable one time only at 100% on call date above with 30 days notice.	2/15/2008 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders—Original Issue Discount Notes” in the Prospectus.